                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------

                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)      June 14, 1995
                                                       -----------------------




                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





     Delaware and Virginia                  I-1405              51-0084283
- ----------------------------             ------------       -------------------
(State or Other Jurisdiction             (Commission        (IRS Employer
        of Incorporation)                File Number)       Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware              19899
- ---------------------------------------------------            ----------
       (Address of Principal Executive Offices)                (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                     None
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

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Item 5.  Other Events
- ------   ------------

     The following information updates matters related to Salem Units 1 and 2 previously reported under Item 1-Business of Part I of the Annual Report on Form 10-K for 1994 and Item 5-Other Information of Part II of the Report on Form 10-Q for the quarter ended March 31, 1995. The information provided is being reported by Public Service Electric and Gas Company (PSE&G) on Form
8-K to The Securities and Exchange Commission.

                                   *  *  *

     On May 16, 1995, Salem Unit 1 was shut down, as required by its technical specifications, due to the inoperability of certain switch gear room supply fans. On June 7, 1995, Salem Unit 2 was also shut down, as required by its technical specifications, due to both trains of its residual heat removal system being inoperable. During the shutdown process, Unit 2 tripped due to loss of electrical power to certain equipment within the Station. As a result of these shutdowns, and of PSE&G's continued discovery of equipment deficiencies at Salem, PSE&G informed the Nuclear Regulatory Commission (NRC) that it had determined to keep both Salem units shut down pending completion of:

          a Significant Event Response Team (SERT) review of the circumstances leading to, and causing the Unit 2 reactor trip;

          a special team review of long standing equipment reliability and operability issues, including corrective maintenance and operator work arounds; the effectiveness and quality of the management oversight and review of such matters;

          a meeting with the NRC to describe, discuss and gain NRC agreement on PSE&G's plan for the performance of an operational readiness review (ORR) in support of startup of each Salem unit;

          performance of the ORR at each unit; and

          meetings with the NRC staff to describe the outcome and conclusions of each ORR and to reach agreement with the NRC staff that each unit is sufficiently prepared to restart.

     On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments by PSE&G. In its Confirmatory Action Letter, the NRC noted that while Unit 2 was stabilized and shut down, its operators experienced several challenges that required their intervention due to the unexpected
loss of  power and  long standing  equipment performance  issues.    The  NRC
further noted that operator performance relative to timely recognition and resolution of the specific safety and technical concerns, prior to PSE&G's decision to shut down the units, was deficient.

     PSE&G is in the process of developing a work plan to meet the requirements for restart of the units and, accordingly, it is presently unable to predict when either unit will return to service. Although PSE&G presently expects that both units will be in outage status for at least




                                         2-
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several months,  it does  not presently  foresee any  shortage  in  available capacity to satisfy customer demands for energy.

          Also on June 9, 1995, the NRC reported the results of a NRC Special Inspection Team (SIT) it formed to assess how effectively Salem is currently performing from a safety perspective in conducting daily activities in the areas of problem identification, prioritizing and conducting work on plant equipment, and management oversight of plant performance. While the SIT identified some areas of strength at Salem as well as areas where improvements are being made, the team also identified a number of findings that performance in the areas of configuration control, operator work-arounds and equipment operability determinations have not substantially improved and constitute a burden on the plant operators to safely operate the units, especially during plant events.

     In addition, the NRC has informed PSE&G that the enforcement conference relating to certain incorrectly positioned valves at the Station, previously scheduled for June 1, 1995, has been rescheduled for June 23, 1995. The NRC has informed PSE&G that this conference will also address five additional apparent violations relating to the NRC's quality assurance criteria. PSE&G cannot predict what, if any action, the NRC may take with respect to these apparent violations.

                                   *  *  *

     Delmarva does not presently foresee any shortages in available capacity to satisfy customer demands.



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                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   Delmarva Power & Light Company
                                   ------------------------------
                                             (Registrant)



Date:   June 14, 1995                     /s/  B. S. Graham
                                   ----------------------------------------
                                   Barbara S. Graham, Senior Vice President,
                                   Treasurer, and Chief Financial Officer



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